Exhibit 99(h)(4)

TCW INVESTMENT MANAGEMENT COMPANY

865 SOUTH FIGUEROA STREET, SUITE 1800

LOS ANGELES, CALIFORNIA 90017

(213) 244-0000 TELEPHONE

March 23, 2010

The Board of Directors of TCW Funds, Inc.

TCW Funds, Inc.

865 South Figueroa Street

Los Angeles, California

Re:	TCW Emerging Markets Equities Fund

Gentlemen:

TCW Investment Management Company (“Adviser”), investment adviser to the TCW Emerging Markets Equities Fund (“Fund”) agrees that to the extent the overall expenses of the Class I or Class N shares exceed 1.74%, on an annualized basis, the Adviser shall reimburse the class or classes in question in respect of such shares, for the difference.

This expense limitation, as applicable to the Fund, shall commence on August 1, 2010, and continue to March 31, 2011. The Adviser may, at its sole discretion, extend the expense limitation.

Very truly yours,

/s/ Charles W. Baldiswieler
Charles W. Baldiswieler Group Managing Director

TCW INVESTMENT MANAGEMENT COMPANY

865 SOUTH FIGUEROA STREET, SUITE 1800

LOS ANGELES, CALIFORNIA 90017

(213) 244-0000 TELEPHONE

July 9, 2010

The Board of Directors of TCW Funds, Inc.

TCW Funds, Inc.

865 South Figueroa Street

Los Angeles, California

Re:	TCW SMID Cap Growth Fund

Gentlemen:

TCW Investment Management Company (“Adviser”), investment adviser to the TCW SMID Cap Growth Fund (“Fund”) agrees that to the extent the overall expenses of the Class I or Class N shares exceed 1.20%, on an annualized basis, the Adviser shall reimburse the class or classes in question in respect of such shares, for the difference.

This expense limitation, as applicable to the Fund, shall commence on November 1, 2010, and continue to October 31, 2011. The Adviser may, at its sole discretion, extend the expense limitation.

Very truly yours,

/s/ Charles W. Baldiswieler
Charles W. Baldiswieler Group Managing Director

April 30, 2010

The Board of Directors of TCW Funds, Inc.

TCW Funds, Inc.

865 South Figueroa Street

Los Angeles, California

Re:	TCW Growth Equities Fund

Gentlemen:

TCW Investment Management Company (“Adviser”), investment adviser to the TCW Growth Equities Fund (“Fund”) agrees that to the extent the overall expenses of the Class I or Class N shares exceed 1.20%, on an annualized basis, the Adviser shall reimburse the class or classes in question in respect of such shares, for the difference.

This expense limitation, as applicable to the Fund, shall commence on May 1, 2010, and continue to April 30, 2011. The Adviser may, at its sole discretion, extend the expense limitation.

Very truly yours,

/s/ Charles W. Baldiswieler
Charles W. Baldiswieler Group Managing Director